Exhibit 44

EXECUTION COPY

THIRD PARTY PLEDGE AND SECURITY AGREEMENT

THIS THIRD PARTY PLEDGE AND SECURITY AGREEMENT, dated as of December 21, 2011 (this “Security Agreement”) is entered into by MFW HOLDINGS ONE LLC, a Delaware limited liability company (“MFW One”) and MFW HOLDINGS TWO LLC, a Delaware limited liability company (“MFW Two”, and together with MFW One, “undersigned” or “Pledgors”) in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as lender (“Lender”).

In consideration of loans, advances, overdrafts, letters of credit, acceptances, swaps, securities transactions, forward contracts, foreign currency transactions and all other credit transactions and financial accommodations given or to be given or to be continued from time to time to MX Holdings One, LLC, a Delaware limited liability company (“Borrower”) by Lender, pursuant to that certain Term Loan Agreement (the “Credit Agreement”), dated as of the date hereof, by and between the Borrower and the Lender, and in order to induce Lender, to make such loans or otherwise to give, grant or extend credit at any time(s) to the Borrower, the Pledgors, hereby agree with Lender as follows:

1. Any capitalized terms not otherwise defined herein shall be as defined in the Credit Agreement.

2. As collateral security for the punctual payment and performance of all present and future liabilities and obligations, direct or indirect, liquidated or contingent, secured or unsecured, joint or several of Borrower to Lender when due, whether at stated maturity, on demand, by acceleration or otherwise, whether now existing or hereafter incurred, whether now or hereafter due, whether for principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable thereunder), fees, costs, attorneys’ fees, court costs, taxes, damages, expenses, indemnities, or otherwise, and howsoever evidenced in connection with the Credit Agreement and all other Loan Documents (as defined therein) (collectively, the “Obligations”), each Pledgor hereby assigns, pledges and grants to Lender a continuing first priority security interest in and lien upon all right, title and interest of such Pledgor in and to (i) the securities accounts which may be created from time to time at Lender or an affiliate of Lender (the “Collateral Accounts”), (ii) all securities, shares, certificates and other equity interests, investment property, security entitlements of such Pledgor from time to time deposited in or credited to its respective Collateral Account, (iii) in addition to, and not in derogation of clause (i) or clause (ii) above, all shares of common stock of M&F Worldwide Corp., a Delaware corporation owned by such Pledgor (“M&F Worldwide”); including without limitation, the shares described on Schedule A hereto (collectively, the “Pledged Shares”), (iv) all cash, securities, shares, certificates, notes, instruments, promissory notes, payment intangibles, general intangibles, accounts, letter of credit rights and all other property and financial assets now or hereafter received or receivable in connection with any sale, exchange, redemption or other disposition of any of the foregoing, (v) all dividends, interest and other distributions, whether in cash, securities, promissory notes, payment intangibles, general intangibles, accounts or other property on or in respect of any of the foregoing and (vi) all proceeds and profits of any of the foregoing (including proceeds of proceeds, proceeds of insurance policies and claims against third parties), in each case whether now existing or hereafter arising or acquired (collectively, the “Pledged Collateral”).

3. Each Pledgor represents and warrants to Lender with regard to itself and its respective Pledged Collateral that:

(a) The information regarding such Pledgor set forth opposite such Pledgor’s signature below (“Pledgor Information”) is true, correct and complete on the date hereof.

(b) Such Pledgor has, and will continue to maintain, with respect to its properties and business, including its Pledged Collateral, insurance covering risks, in amounts, with deductibles or other retention amounts, and with carriers, as are consistent with customary practices and standards of such Pledgor’s industry and the failure of which to maintain could have a Material Adverse Effect as of the Closing Date.

(c) The Pledged Collateral, including the Pledged Shares, is owned of record and beneficially by such Pledgor, and except for the security interest granted to Lender hereunder and as otherwise set forth on Schedule B hereto, is free and clear of all Liens and no financing statement (other than any which may be filed on behalf of Lender in connection herewith) covering any of such Pledgor’s interests in the Pledged Collateral is or shall be on file in any public office, and all Pledged Collateral has been validly pledged hereunder. Upon the execution and delivery by such Pledgor of this Security Agreement and the delivery of the certificates and uncertificated shares identified on Schedule A to Lender, Lender shall have a fully perfected first priority security interest in the Pledged Collateral. All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Pledgor or on behalf of such Pledgor to Lender, and all other written information heretofore or hereafter furnished by such Pledgor or on behalf of such Pledgor to Lender, is and will be true and correct in all material respects.

(d) There are no filings or recordations against the Pledged Collateral which grant or purport to grant a Lien in any Pledged Collateral to any other person.

(e) All Pledged Collateral which consists of equity interests has been validly acquired and validly issued, and is fully paid and non-assessable and no Pledged Collateral is evidenced or represented by any certificate, note or chattel paper other than such as has been delivered to Lender together with appropriate stock powers or other instruments of transfer therefore.

(f) Such Pledgor will cooperate fully with the Lender with respect to any sale by the Lender of any of its Pledged Shares upon the occurrence of an Event of Default.

(k) Such Pledgor agrees not to vote in favor of (i) any amendment to the articles of incorporation or charter of any issuer of its Pledged Shares or any shareholders agreement or similar agreement that may materially adversely affect the value of its Pledged Shares or (ii) the merger or consolidation of M&F Worldwide with or into any corporation or other person, without the prior written consent of the Lender. Nothing in this Section shall restrict such Pledgor’s ability to exercise in good faith such Pledgor’s fiduciary or other similar legal obligations as an officer or director of any issuer of its Pledged Shares; provided, that, unless restricted by law or agreement, such Pledgor shall promptly notify the Lender of any vote made by such Pledgor in the exercise of such obligation which is in contravention of this Section.

4. Each Pledgor covenants and agrees with Lender that: (a) Lender’s sole duty with respect to the Pledged Collateral is to use such care as it uses for similar property for its own account, and Lender shall not be obligated to preserve rights in the Pledged Collateral against prior parties, (b) such Pledgor will (i) be solely responsible for all matters relating to its Pledged Collateral, including ascertaining maturities, calls, conversions, exchanges and tenders, (ii) not, and will not purport to, grant or suffer Liens, other than Permitted Liens, against, or sell, transfer or dispose of any Pledged Collateral, (iii) from time to time take all actions (including entering into any control agreement requested by Lender and otherwise cooperate with Lender in maintaining control with respect to that Pledged Collateral in which a security interest may be perfected by control pursuant to the UCC, as herein below defined or other applicable law) and make all filings, registrations and recordations requested by Lender in connection with Lender’s security interest in the Pledged Collateral, (iv) promptly notify Lender of the occurrence of any default hereunder or otherwise in respect of the Obligations, and (v) hold in trust for, and forthwith pay over to, Lender in the form received (except for any necessary endorsements) all property, proceeds or distributions received by Pledgor on account of any Pledged Collateral, (c) at any time and from time to time during the continuation of an Event of Default, Lender may transfer all or any part of the Pledged Collateral to Lender’s name or that of its nominee, and exercise all rights as if the absolute owner thereof, and file a proof of claim for, receive payments or distributions on, and exchange or release Pledged Collateral in any bankruptcy, insolvency or similar proceeding, (d) Lender is authorized to file financing statements and/or a copy of this Security Agreement and give notice to third parties regarding the Pledged Collateral without such Pledgor’s signature to the extent permitted by applicable law, (e) such Pledgor will not change any of the Pledgor Information without giving ten (10) days prior written notice thereof to Lender, and (f) Lender may rely upon any written (including fax), telephonic or oral communication in good faith believed by Lender to have been authorized by such Pledgor; provided, however, that if any such communication is oral or telephonic, it shall be promptly confirmed in writing (including by fax) (but the lack of such confirmation or any conflict between such confirmation and the relevant telephonic or oral communications shall not affect any action taken by Lender in reliance on such telephonic or oral communications prior to receipt of such confirmation).

5. Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code as then in effect (the “UCC”) or other applicable law, and may, in addition to any other right or remedy available to Lender hereunder or under applicable law, upon the occurrence and during the continuance of an Event of Default, without notice to or consent by either Pledgor (except as required by Section 8 below), subject to the limitations set forth in Section 8 below, sell, liquidate or redeem so much of the Pledged Collateral as is necessary to reduce the Obligations so as to comply with the Pledged Collateral requirements then in effect or sell, liquidate or redeem all of the Pledged Collateral with any excess after payment in full of the Obligations paid to the appropriate Pledgor, subject to the rights of any other party thereto and the other provisions hereof.

6. Each Pledgor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, all defenses, counterclaims, rights of setoff, any requirement that Lender first proceed against any guarantor or any other security, all requirements for notice of any kind, demand, protest, presentment, notice of non-payment, default or dishonor of any Obligation, notice of acceptance hereof, marshalling of assets and the like, including without limitation, any right to notice or judicial hearing in connection with Lender’s taking possession of or disposition of any Pledged Collateral, any notice of any sale, transfer or other disposition by Lender of any Obligation, any requirement that Lender first proceed against Borrower, any other Pledgor, any other collateral or any other person liable for any of the Obligations, and all damages occasioned by any of the foregoing (except as finally determined by a competent court to have been the direct result of Lender’s gross negligence, bad faith or willful misconduct). No invalidity, irregularity or unenforceability of any Obligations shall affect, impair or be a defense to any of either Pledgor’s obligations or agreements or any of Lender’s rights or remedies hereunder. During the continuation of an Event of Default, Lender may from time to time, without notice to or consent by either Pledgor, and without affecting or impairing either Pledgor’s obligations or agreements or Lender’s rights and remedies hereunder: (i) sell, release, exchange, settle, compromise or otherwise dispose of or deal with any property or other security for any of the Obligations, and (ii) exercise (in such order as Lender may choose), or refrain from exercising, any rights against any person liable for any of the Obligations. To the fullest extent permitted by law, each Pledgor also waives any and all rights or defenses arising by reason of (x) any “one action” or “anti-deficiency” law that would otherwise prevent Lender from bringing any action, including any claim for a deficiency, or exercising any right or remedy (including any right of set-off) against Borrower or either Pledgor before or after the commencement or completion of any foreclosure action or sale of any collateral for the Obligations, whether judicially, by exercise of power of sale or otherwise, or (y) any other law that in any other way would otherwise require any election of remedies by Lender.

7. Each Pledgor further covenants, represents and warrants to Lender that:

(i) Such Pledgor is a Delaware limited liability company duly organized and validly existing under the laws of the State of Delaware, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

(ii) Such Pledgor has the limited liability company power and requisite authority to execute, deliver, and perform its obligations under this Security Agreement and such other Loan Documents executed by it. Such Pledgor is duly authorized to, and has taken all limited liability company action necessary to authorize it to execute, deliver, and perform its obligations under this Security Agreement and such other Loan Documents applicable to it and is and will continue to be duly authorized to perform its obligations under this Security Agreement and such other Loan Documents applicable to it. Such Pledgor has duly executed and delivered this Security Agreement.

(iii) None of the execution and delivery of this Security Agreement or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, (a) with such Pledgor’s Organizational Documents; and (b) in any material respect, with any provision of any Legal Requirement to which such Pledgor is subject or any judgment, license, order, or permit applicable to such Pledgor or any indenture, mortgage, deed of trust, or other agreement or instrument to which such Pledgor is a party or by which such Pledgor may be bound, or to which such Pledgor may be subject. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by such Pledgor of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

(iv) This Security Agreement and the other Loan Documents to which such Pledgor is a party are the legal, valid and binding obligations of such Pledgor, enforceable in accordance with their respective terms, subject to Debtor Relief Laws.

(v) There is no material fact that such Pledgor has not disclosed to Lender in writing which would reasonably be expected to result in a Material Adverse Effect. No information heretofore furnished by such Pledgor in connection with this Security Agreement, the other Loan Documents or any transaction contemplated hereby or thereby, taken as a whole and when furnished, contains any untrue statement of a material fact that would reasonably be expected to result in a Material Adverse Effect.

(vi) No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

(vii) There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of such Pledgor, threatened, against such Pledgor that would reasonably be expected to result in a Material Adverse Effect.

(viii) All material tax returns required to be filed by such Pledgor in any jurisdiction have been filed and all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon such Pledgor or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. There is no proposed tax assessment against such Pledgor or any basis for such assessment which is material and is not being contested in good faith.

(ix) Such Pledgor’s principal place of business and chief executive office, and the place where Pledgor keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been and will continue to be 35 East 62nd Street, New York, NY 10065 (unless such Pledgor notifies Lender in writing promptly following the date of such change).

(x) None of the transactions contemplated hereunder or by the other Loan Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) that could subject Lender to any tax or penalty or prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

(xi) Such Pledgor is, to the best of its knowledge, in compliance in all material respects with all material Legal Requirements which are applicable to such Pledgor or its properties.

(xii) The fiscal year of such Pledgor is the calendar year.

(xiii) Such Pledgor is not required to register as an “investment company” pursuant to the Investment Company Act of 1940, as amended.

(xiv) MFW One, which was formerly known as “MacAndrews Finance Two LLC”, changed its name in 2007 to “MFW Holdings One, LLC”. The “MacAndrews Finance Two LLC” named as “Debtor” in a UCC Financing Statement filed in the State of Delaware in favor of Bank of America, N.A. is a separate legal entity and such UCC Financing Statement is not a lien or security interest against MFW One or any of its property, including the Pledged Collateral.

(xv) Such Pledgor is not a person (a) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(xvi) Such Pledgor is not (a) a person included within the definition of “designated foreign country” or “national” of a “designated foreign country” in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

(xvii) There exists no right of setoff, deduction or counterclaim on the part of such Pledgor against Lender or any of Lender’s Affiliates.

(xviii) As of the date hereof, the issued and outstanding shareholder interests of Pledgor are 100% owned of record and beneficially by the Guarantor, free and clear of all Liens. The Guarantor Control the Pledgors, including, without limitation, the business, operations and day-to-day management of Pledgor, and the absolute right, in the name of and on behalf of Pledgors, to enter into the transactions under this Security Agreement and under the Loan Documents, to place Liens upon the assets of Pledgors and to authorize and distribute monies.

8.(A)(1) Upon the occurrence of any Event of Default under the Credit Agreement: (a) Lender may declare all of the Obligations to be immediately due and payable, whereupon same shall become immediately due and payable, without demand, provided, that if an event set forth in Section 7.1(f) of the Credit Agreement occurs, the Obligations shall automatically become due and payable without declaration by Lender; (b) Lender’s obligation, if any, to give or continue credit facilities to Borrower shall automatically terminate; (c) Lender shall have the right from time to time to take possession of, and sell, redeem, assign, liquidate, transfer and deliver all or any part of the Pledged Collateral, at any brokers’ board or exchange, or at public or private sale or otherwise, at the option of Lender, for cash or on credit for future delivery, in such parcel or parcels and at such times and places, and upon such terms and conditions as Lender may deem proper, and in connection therewith may grant options and impose reasonable conditions, all without (except as same are required by applicable law and cannot be waived) advertisement or demand upon or notice to either Pledgor or any other person entitled to notice or right of stay, extension, moratorium, appraisal or redemption of the Pledged Collateral, all of which are hereby expressly waived to the fullest extent permitted by applicable law; (d) upon each such sale, Lender, to the extent permitted by law, may purchase all or any of the Pledged Collateral, free and clear of all claims, rights of redemption and equities of either Pledgor; and (e) Lender shall have all of the rights and remedies of a secured party under the UCC and any other applicable law.

(2) Lender covenants and agrees that all Pledged Shares will be credited to the respective Pledgor’s Collateral Account.

(C) To the extent required by applicable law which cannot be waived, Lender will give Pledgors notice of the time and place of any public sale or of the time after which any private sale or other disposition of Pledged Collateral is to be made, by sending notice at least 3 Business Days before the time of sale or disposition, which each Pledgor agrees is reasonable. Lender need not give such notice if not required by the UCC or other applicable law. Each Pledgor agrees that at any private sale Pledged Collateral may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Obligations. Lender may accept the first offer received and need not offer such Pledged Collateral to more than one offeree. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. Lender may convert any proceeds in foreign currency to U.S. dollars at the average of the buying spot rates of exchange for freely transferable U.S. dollars in effect at the lending office selected by Lender as at the close of business on the date of payment of the sales price for such Pledged Collateral. After deducting its costs and expenses from the proceeds of sale, Lender may apply any residue to pay the Obligations in such order as it elects and Pledgors will remain liable for any deficiency with interest. All foreign exchange losses incurred in connection with the conversion of any Pledged Collateral denominated in a foreign currency to U.S. dollars shall be borne by Pledgors. If Lender shall be subject to any volume limitations in the sale of Pledged Collateral, Pledgors shall not at any such time sell, or permit any party controlled by Pledgors to sell, any securities if the sale thereof would adversely affect Lender’s ability to sell the Pledged Collateral. If Lender sells any of the Pledged Collateral upon credit, Pledgors will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Lender may resell the Pledged Collateral and Pledgors shall be credited with the proceeds of the sale.

9. Each Pledgor hereby irrevocably designates and appoints each of Lender and any designee or agent (each an “Attorney”) as attorney-in-fact of such Pledgor, with full power of substitution, each with authority acting alone, after the occurrence during a continuation of an Event of Default to re-direct, receive and dispose of such Pledgor’s mail, sign or endorse such Pledgor’s name on notes, acceptances, checks, drafts, instruments, certificates, powers, assignments and other documents, execute proofs of claim and loss, releases, endorsements, assignments and other instruments of conveyance, and do all other acts and things necessary and advisable in the sole discretion of Attorney to carry out and enforce this Security Agreement. All acts of each Attorney are hereby ratified and approved and no Attorney shall be liable for any acts of commission or omission or for errors of judgment or mistake of fact or law. This power of attorney is irrevocable and coupled with an interest.

10. In the event and to the extent that any provision of this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

11. No failure or delay by Lender in exercising any right or remedy and no course of dealing between Lender and Pledgors shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof. All rights and remedies of Lender shall be cumulative and may be exercised singly or concurrently. No notice to or demand on Pledgors shall entitle Pledgors to any other or further notice or demand, or constitute a waiver of Lender’s rights.

12. This Security Agreement may not be modified, changed, waived or discharged orally, except by a writing signed by the parties hereto. Any waiver of any provision of this Security Agreement or any consent to any departure by Pledgors therefrom shall be effective only in the specific instance and for the specific purpose for which given. This Security Agreement shall be and remain the independent obligation of Pledgors, shall inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns, and shall be binding upon Pledgors and Pledgors’ heirs, executors, successors and assigns, provided that Pledgors may not transfer, assign or delegate any of Pledgors’ rights or obligations hereunder, and, at Lender’s option, any such purported transfer, assignment or delegation shall be void. This Security Agreement shall terminate upon final payment in full to Lender of all of the

Obligations and termination of any obligation of Lender to make advances, and shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of or on account of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or Pledgors or any other person or otherwise, all as though such payment had not been made.

13. During the continuation of an Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender (or any affiliate of Lender) to or for the credit or the account of Pledgors against any and all of the Obligations. Lender agrees promptly to notify Pledgors after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

14. Each Pledgor will indemnify and hold Lender harmless for, and pay in U.S. dollars all liabilities, losses, damages, claims, taxes, penalties, costs, fees and expenses of any kind, including attorneys’ fees, imposed upon, incurred by or asserted against Lender in connection with this Security Agreement, the custody, care, preservation, sale or disposition of any Pledged Collateral, and the enforcement of Lender’s rights hereunder; provided that Lender shall not be entitled to any such indemnification for any claim or loss caused by its own gross negligence, bad faith or willful misconduct. All payments hereunder shall be made without setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto, except for any Excluded Taxes (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Pledgors agree to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount provided for herein. Pledgors will furnish to Lender within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment. The provisions of this Section shall survive repayment of the Obligations and termination of this Security Agreement.

15. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below, and if such day is not a Business Day, delivery shall be deemed to have been made on the next succeeding Business Day; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone, on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

(i) If to Pledgors:

MFW HOLDINGS ONE LLC

MFW HOLDINGS TWO LLC

c/o MacAndrews & Forbes Holdings Inc.

35 East 62nd Street

New York, NY 10065

Attention: General Counsel

Telephone: (212) 572-8430

Fax:(212) 572-8435

with a copy to (which copy shall not constitute notice to Pledgors):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Stephanie Teicher

Telephone: (212) 735-2181

Fax: (917) 777-2181

(ii) If to Lender:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank Private Wealth Management

200 South Tryon Street, Suite 550

Charlotte, NC 28202

Attention: David C. Williams, Director

Telephone: (704) 335-2157

Fax: (212) 454-3438

with a copy to (which will not constitute notice to Lender):

Deutsche Bank Trust Company Americas

60 Wall Street - 41st Floor

New York, NY 10005

Attention: Mariya Baron, Esq., Counsel

Telephone No.: (212) 250-7022

Telefax No.: (646) 461-2383

16. PLEDGORS AND LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. In any action or proceeding arising out of or relating to this Security Agreement, Pledgors hereby accept, for both Pledgors and Pledgors’ property, the exclusive jurisdiction of the courts of the State of New York, and the federal courts in New York City, and agree that effective service of process may be made on Pledgors by mailing same to Pledgors’ address set forth below. Lender may proceed against Pledgors in any other applicable jurisdiction, and may serve process in any other manner permitted by applicable law. Pledgors hereby irrevocably waive any objection Pledgors may now or hereafter have to the laying of venue in the aforesaid courts, and any claim that any of the aforesaid courts is an inconvenient forum. To the extent that Pledgors or Pledgors’ property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Security Agreement, Pledgors hereby irrevocably waive, to the fullest extent permitted by law, any such immunity and agrees not to claim same. Pledgors hereby agree that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction by suit on the judgment or in any other permitted manner. Pledgors further agree that any action or proceeding by Pledgors against Lender in respect to any matters arising out of, or in any way relating to, this Security Agreement or the Obligations shall be brought only in the State and County of New York.

17. If this Security Agreement is signed by two or more parties as Pledgor, they shall be jointly and severally liable hereunder, and the term “Pledgor” as used herein shall mean the Pledgors party hereto, and each of them. This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart.

18. If the Obligations under this Security Agreement shall be held by an Affiliate of Lender (“Securities Intermediary”) then such Affiliate is hereby appointed, and hereby accepts such appointment, to hold the Pledged Collateral as securities intermediary and agent for the benefit of Lender or, if any of the Obligations are also owed by Pledgors to Securities Intermediary, then pro rata for the benefit of such Securities Intermediary and Lender in accordance with the principal amount owed to each of them, respectively. Each Pledgor hereby irrevocably authorizes Securities Intermediary to act solely and exclusively on the entitlement orders originated by and instructions of Lender in respect of the Pledged Collateral, without further consent of Pledgors, and each Pledgor hereby irrevocably acknowledges and agrees that Securities Intermediary may comply with all such orders or other instructions from Lender without liability to Pledgors for acting or not acting in accordance with any orders or instructions given by Lender, so long as this Security Agreement shall remain in effect. Without limiting the generality of the foregoing, Pledgors, without the consent of Lender, shall have no right to withdraw or transfer any Pledged Collateral (including any cash balance) from the Collateral Accounts, or to give any entitlement orders or other instructions to Securities Intermediary in respect of the Pledged Collateral, so long as any Obligation is outstanding.

19. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS) THE PARTIES AGREE THAT THE STATE OF NEW YORK IS LENDER’S JURISDICTION FOR PURPOSES OF ARTICLES 8 AND 9 OF THE UCC.

(Signature page to follow)

IN WITNESS WHEREOF, Pledgors have executed and delivered this Security Agreement as of the 21st day of December, 2011.

Pledgors’ Information:

Pledgors:

MFW Holdings One LLC

By:	/s/ Paul G. Savas
Name:	Paul G. Savas
Title:	Executive Vice President and Chief Financial Officer

Type of Organization:

Limited Liability Company

The following must be completed if UCCs are being filed.

Chief Executive Office:

c/o MacAndrews & Forbes Holdings Inc.

35 East 62nd Street

New York, New York 10065

Attn.: General Counsel

Telephone No.: (212) 572-8430

Facsimile No.: (212) 572-8435

Sole Jurisdiction of Organization: Delaware

Taxpayer Id. No.: 20-8929454

Organizational Id. No.: 4341187

MFW Holdings Two LLC

By:	/s/ Paul G. Savas
Name:	Paul G. Savas
Title:	Executive Vice President and Chief Financial Officer

Type of Organization:

Limited Liability Company

The following must be completed if UCCs are being filed.

Chief Executive Office:

c/o MacAndrews & Forbes Holdings Inc.

35 East 62nd Street

New York, New York 10065

Attn.: General Counsel

Telephone No.: (212) 572-8430

Facsimile No.: (212) 572-8435

Sole Jurisdiction of Organization: Delaware

Taxpayer Id. No.: 20-0194795

Organizational Id. No.: 4345933

SIGNATURE PAGE TO

THIRD PARTY PLEDGE

AND SECURITY AGREEMENT

Address:	Deutsche Bank Trust Company Americas
Deutsche Bank Trust Company Americas	Lender (Full Legal Name)
c/o Deutsche Bank Private Wealth Management
200 South Tryon Street, Suite 550
Charlotte, NC 28202
Attention: David C. Williams, Director
Telephone: (704) 335-2157
Fax: (212) 454-3438

	By:	/s/ Corey Kozak
	Name:	Corey Kozak
	Title:	Vice President

	By:	/s/ Brian D. Burckhard
	Name:	Brian D. Burckhard
	Title:	Director

SIGNATURE PAGE TO

THIRD PARTY PLEDGE

AND SECURITY AGREEMENT

Schedule A

Listed Securities

MFW One

Issuer:	Number of Shares of Common Stock:	Certificate No.
M&F Worldwide Corp.	3,554	2

MFW Two

Issuer:	Number of Shares of Common Stock:	Certificate No.
M&F Worldwide Corp.	497	3

Schedule B

Liens

“Lien” shall mean lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise that could impair the free assignment, sale or other transfer of the Pledged Collateral or otherwise impair the value of the Pledged Collateral.

Each Pledgor owns its Pledged Collateral free and clear of any Lien other than Liens in favor of Lender and Permitted Liens.